EXHIBIT 10.14
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                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement") is made as of February 9, 2000, by and between Ben Nye (the "Executive") and Precise Software Solutions, Inc. and any of its subsidiaries, divisions and affiliates (the "Company").

         WHEREAS, the Executive and the Company deem it in their respective best interests to enter into an agreement providing for the employment of the Executive as the Company's Vice President of Finance and Chief Financial Officer, subject to the terms and conditions hereinafter set forth; and

         WHEREAS, the Executive agrees to execute the Company's Confidentiality and Proprietary Information Agreement (the "Confidentiality Agreement") dated the date hereof and attached hereto as Exhibit A;

         NOW, THEREFORE, in consideration of the foregoing and the agreements herein contained, the parties hereto hereby agree as follows:

         1. EMPLOYMENT. Subject to the terms and conditions set forth in this Agreement, the Company offers and the Executive hereby accepts employment, effective as of February 21, 2000 (the "Effective Date"). The parties agree that such employment shall be full time and on an at-will basis, which means that either the Executive or the Company may, subject to the provisions of this Agreement, terminate the employment relationship (and this Agreement) at any time, for any or no reason, with or without cause, upon written notice to the other party. The term of this Agreement, as from time to time may be modified and in effect, is hereafter referred to as "the term of this Agreement" or "the term hereof."

         2. CAPACITIES AND PERFORMANCE. During the term hereof, the Executive shall serve the Company as its Vice President of Finance and Chief Financial Officer. The Executive shall report to the Company's President and CEO. The Executive shall comply with and perform, faithfully, diligently and to the best of his ability, such directions and duties in relation to the business and affairs of the Company as may from time to time be vested in or requested of him by the Company. The Executive shall devote substantially all of his business time, attention and energies to the business of the Company. Executive shall not work as an executive, independent consultant or agent for another entity, whether or not during the business hours of Precise, without the permission of Precise. However, Precise understands that Executive will remain on Finance Committee to the Board of Directors of the Council on Foreign Relations, and may in his discretion serve on the board of directors of other companies, which do not compete with Precise, if permission is obtained from the CEO of Precise, which shall not be unreasonably withheld.

         3. COMPENSATION AND BENEFITS. As compensation for the satisfactory performance by the Executive of his duties and obligations hereunder to the Company and subject to the provisions of Section 5, the Executive shall receive:

                  3.1. BASE SALARY. The Executive's initial base salary shall be paid at a rate of $16,666.67 per month (the "Base Salary"). The Base Salary shall be payable in accordance with the customary payroll practices of the Company, but at least paid monthly, as may be established
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or modified from time to time and shall be subject to all applicable federal, state and/or local payroll and withholding taxes.

                  3.2 BONUS.

                  (a) During the first year of employment the Company shall pay the Executive a bonus of $25,000 per quarter for each fiscal quarter end. The bonus for the first and second quarters will be 100% guaranteed, the bonus payment for the third quarter will be 75% guaranteed, and all bonus payments thereafter will be subject to the Company's normal meritorious bonus practice described below. For all future years, the Company shall establish at its sole discretion a bonus plan pursuant to which the Executive shall be eligible to receive a bonus from $100,000.00 per anum. Such bonus, if any, shall be based upon, among other things, the Executive's and the Company's attainment of quarterly and/or yearly goals as established by and at the sole discretion of the Company's Board of Directors (the "Board"). Such bonus, if any, shall be payable quarterly in accordance with the customary bonus practice of the Company as may be established or modified from time-to-time.

                  (b) Signing Bonus - The Executive will receive from the Company a signing bonus of $25,000 upon his signing this agreement.

                  3.3 STOCK OPTIONS.

                  (a) Subject to approval by the Company's Board of Directors (the "Board") and subject to the terms, conditions and restrictions of the Company's [1998 Share Option and Incentive Plan] and a stock option agreement between the Company and the Executive, the Executive shall be eligible to be granted an option to purchase 500,000 shares of Company's Series A ordinary shares at $1 per share. The Executive's shares will vest annually over two years commencing on February 21,2000 (e.g-250,000 shares vesting on February 21, 2001 and 250,000 vesting on February 21, 2002.)

                  (b) Acceleration of Vesting of Option for Business Combinations - Upon the completion of an Initial Public Offering vesting of 75,000 will be accelerated, subject to underwriters condition, or upon a Transfer of Control (as defined in the Plan), 50% of the unvested shares subject to this option shall, immediately prior to the consummation of such Transfer of Control, become vested in accordance with Section 3 and immediately exercisable by the Employee.

         In addition to the above, upon (1) a closing of a Transfer of Control and (2) the occurrence of a Termination Event (as defined below), the remaining 50% of the unvested shares subject to this option shall, immediately upon the occurrence of a Termination Event of Employee, become vested and immediately exercisable by Employee.

         A Termination Event is defined as the involuntary termination of employment of the Employee within one (1) year after the closing of a Transfer of Control other than under Disgraceful Circumstances. In addition, a Termination Event shall also include the following if such event has occurred within one (1) year after the closing of a Transfer of Control: (1) reduction in salary or material reduction in the level of benefits of the Employee as in effect
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on the date immediately prior to the closing of a Transfer of Control; (2) a diminution in the nature or scope of the Employee's authority, duties or responsibilities in effect immediately prior to the closing of the Transfer of Control; or (3) a change in location of the principal office to which the Employee must report of greater than 50 miles.

                  3.4 VACATION. Subject to and in accordance with the Company's policy, the Executive shall be eligible for 15 days of paid vacation per calendar year.

                  3.5 BENEFITS. Subject to any contribution therefore generally required of executives of the Company, the Executive will be eligible to participate in the Company's benefits plans to the same extent as, and subject to the same terms, conditions and limitations applicable to, other executives of the Company in similar positions. Such participation shall be subject to (i) the terms of the applicable plan documents, (ii) generally applicable Company policies, and (iii) the discretion of the Company and/or the Board or any administrative or other committee provided for in or contemplated by such plan. The Company's current plans and policies shall govern all other benefits. The Company may alter, modify, add to, or delete its employee benefits plans and/or policies at any time as the Company and/or the Board, in their sole judgment, determines to be appropriate.

                  3.6 RELOCATION. The Company will pay the Executive's reasonable relocation expenses for the cost of moving his family and home to Massachusetts. In any case, the relocation expense shall not exceed $17,000.

                  3.7. BUSINESS EXPENSES. The Company shall pay or reimburse the Executive for all reasonable business expenses incurred or paid by the Executive in the performance of his duties and responsibilities hereunder, subject to (i) any reasonable expense policy set by the Company as may be modified from time to time, and (ii) such reasonable substantiation and documentation requirements as may be specified by the Company from time to time.

         4. TERMINATION OF EMPLOYMENT. The Executive's employment and this Agreement shall terminate under the following circumstances:

                  4.1. DEATH OR DISABILITY. In the event of the Executive's death or Disability (as defined herein) during the term hereof, the Executive's employment and this Agreement shall immediately and automatically terminate and the Company shall pay to the Executive (or in the case of death, the Executive's designated beneficiary or, if no beneficiary has been designated by the Executive, his estate), any Base and bonus earned but unpaid through the date of death or Disability. For the purposes of this Agreement, "Disability" shall mean any physical incapacity or mental incompetence (i) as a result of which the Executive is unable to perform substantially all his duties and responsibilities hereunder for an aggregate of 120 days, whether or not consecutive, during any calendar year, and (ii) which cannot be reasonably accommodated by the Company without undue hardship. Any determination of disability shall be made by a qualified physician or physicians selected by the Company and the Executive. The failure of the Executive to submit to a reasonable examination by such physician or physicians shall constitute a conclusive determination of a permanent Disability.
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                  4.2. BY THE COMPANY BECAUSE OF DISGRACEFUL CIRCUMSTANCES.

                  (a) The Company may terminate the Executive's employment and this Agreement because of Disgraceful Circumstances at any time during the term hereof. The Company shall thereafter have no further obligation or liability to the Executive relating to the Executive's employment or this Agreement, other than Base Salary earned but unpaid and vested shares through the date of termination.

                  (b) The following events or conditions shall constitute "Disgraceful Circumstances" for termination (which shall hereafter only be referred to as "Dismissal for Cause"): (i) gross negligence, willful misconduct or breach of fiduciary duty to the Company, Precise Software Solutions Ltd. ("Precise Ltd.") or any of the subsidiaries of Precise Ltd. ("Subsidiary"); (ii) commission of an act of embezzlement or fraud; (iii) deliberate disregard of the rules or policies of the Company, Precise Ltd. or any Subsidiary which results in direct or indirect material loss, damage or injury to the Company, Precise Ltd. or any Subsidiary; (iv) the unauthorized disclosure of any trade secret or confidential information of the Company, Precise Ltd. or any Subsidiary which materially harms the Company.

                  4.3. BY THE COMPANY. The Company may terminate the Executive's employment and this Agreement at any time, for any or no reason, during the term hereof. In the event of such termination, the Executive will be entitled to a continuation, for six (6) months from the date of the Executive's termination of employment, of (i) his salary in an amount equal to the Executive's Base Salary (in effect at the time of such termination) (ii) pro rata monthly vesting of options, and (iii) payment of premiums (in the same amount as of the Executive's date of termination) on the Executive's behalf to continue his health insurance, to the extent the Executive elects to continue such coverage in accordance with and pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

                  4.4. BY THE EXECUTIVE. The Executive also may terminate this Agreement and/or his employment with the Company for any or no reason during the term hereof upon 15 days' prior notice to the Company. Upon receipt of such notice, the Company may accelerate the Executive's termination and pay to the Executive an amount equivalent to his base monthly salary (at that time) for the remainder of the 15 day notice period. The Company shall thereafter have no further obligation or liability to the Executive relating to the Executive's employment or this Agreement, other than for any Base Salary earned but unpaid through the date of termination.

         5. EFFECT OF TERMINATION. The provisions of this Section 5 shall apply in the event of termination of this Agreement and/or the Executive's employment pursuant to Sections 4.

                  5.1. PAYMENT IN FULL. Payment by the Company to the Executive of any Base Salary and other compensation amounts shall constitute the entire obligation of the Company to the Executive, except that nothing in this Section
5.1 is intended or shall be construed to affect the rights and obligations of the Company, on the one hand, and the Executive, on the other, with respect to any loans, stock warrants, stock pledge arrangements, option plans or other agreements to the extent said rights or obligations survive the Executive's termination of employment under the provisions of documents relating thereto.
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                  5.2. TERMINATION OF BENEFITS. Except for any right of
continuation of benefits coverage to the extent provided herein and/or provided by COBRA or other applicable law, benefits shall terminate pursuant to the terms of the applicable benefit plans as of the termination date of the Executive's employment without regard to any continuation of Base Salary or other payments to the Executive following such termination date.

                  5.3 CESSATION OF COMPENSATION AND BENEFITS. If the Executive breaches his obligations under this Agreement and/or the Confidentiality Agreement, the Company may immediately cease payment of all compensation, severance and benefits described in this Agreement. The cessation of these payments shall be in addition to, and not as an alternative to, any other remedies at law or in equity available to the Company, including the right to seek specific performance or an injunction.

         6. SURVIVAL OF CERTAIN PROVISIONS. The obligations of the Executive under the Confidentiality Agreement expressly survive any termination of the Executive's employment for up to twelve months, regardless of the manner of such termination, or termination of this Agreement.

         7. CONFLICTING AGREEMENTS. The Executive and Company hereby warrants that the execution of this Agreement and the performance of obligations hereunder will not breach or be in conflict with any other agreement to which or by which the Executive or Company is a party or is bound and that the Executive is not now subject to and will not enter into any covenants against competition or similar covenants that would affect the performance of his obligations hereunder. Moreover, where this Agreement conflicts with other of the Company's agreements (e.g., the Confidentiality and Proprietary Information Agreement), the terms included in this agreement will be determinative.

         8. WITHHOLDING; TAXES. All payments made by the Company under this Agreement shall be subject to and reduced by any federal, state and/or local taxes or other amounts required to be withheld by the Company under any applicable law.

         9. MISCELLANEOUS.

                  9.1. Assignment. The Executive shall not assign this Agreement or any interest herein. The Company may assign this Agreement. No such assignment shall be deemed a "termination" of the Executive's employment within the meaning of Section 4. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company.

                  9.2. Severability. The Executive and Company agrees that each provision and the subparts of each provision herein shall be treated as separate and independent clauses and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses of the Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear. The Executive and Company hereby
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further agrees that the language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either of the parties.

                  9.3. WAIVER; AMENDMENT. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof. In addition, any amendment to or modification of this Agreement or any waiver of any provision hereof must be in writing and signed by the Company and the Executive.

                  9.4. NOTICES. All notices, requests and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person or four business days after being deposited in the mail of the United States, postage prepaid, registered or certified, and addressed (a) in the case of the Executive, to the address set forth underneath his signature to this Agreement or (b) in the case of the Company, to the attention of Shimon Alon c/o Precise Software Solutions, Inc., 690 Canton Street, Westwood, MA 02090; and/or to such other address as either party may specify by notice to the other.

                  9.5. ENTIRE AGREEMENT. This Agreement, the Confidentiality Agreement and any stock option agreement between the Company and the Executive constitute the entire agreement between the Company and the Executive with respect to the terms and conditions of the Executive's employment with the Company and supersede and cancel all prior communications, agreements and understandings, written or oral, between the Executive and the Company with respect to the terms and conditions of the Executive's employment with the Company.

                  9.6. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be original and all of which together shall constitute one and the same instrument.

                  9.7. GOVERNING LAW. This Agreement, the employment relationship contemplated herein and any claim arising from such relationship, whether or not arising under this Agreement, shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of laws provision or rule thereof, and this Agreement shall be deemed to be performable in such Commonwealth.

                  9.8. CONSENT TO JURISDICTION. The Executive and the Company agree to in good faith seek arbitration to settle any differences. The arbitration will be in Boston, Massachussetts at the American Arbitration Association ("AAA") before a single arbitrator. Such arbitrator shall be selected in accordance with AAA's then current rules and regulation. The parties agree to split the cost of arbitration equally. In the event no settlement is reached, the Executive, by his execution hereof, hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts of the Commonwealth of Massachusetts for the purpose of any claim or action arising out of or based upon this Agreement, the Executive's employment with the Company and/or termination thereof, or relating to the subject matter hereof, and agrees not to commence any such claim or action other than in the above-named courts.

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         IN WITNESS WHEREOF, this Agreement has been executed by the Company, by its duly authorized representative, and by the Executive, as of the date first above written.

                              PRECISE SOFTWARE SOLUTIONS, INC.

                              By: /s/ Shimon Alon
                                  ------------------------------
                              Name: Shimon Alon
                                    ----------------------------
                              Title: President & CEO


                              THE EXECUTIVE

                              /s/ J. Benjamin H. Nye
                              ----------------------------------
                              Ben Nye

                              ADDRESS: 70 North Avenue
                                       Weston, MA 02943